Exhibit 4.1

CONSENT

This Consent (the “Agreement”) dated as of July 1, 2008 (the “Consent Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined below) and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.                                   The Borrower is party to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007 among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent, as amended by Amendment No.1 dated July 11, 2007, by Amendment No. 2 dated December 10, 2007, and by Amendment No.3 and Agreement (“Amendment No. 3”) dated May 8, 2008 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”; unless otherwise defined in this Agreement, each term used in this Agreement that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement).

B.                                     Pursuant to Amendment No. 3, the Credit Agreement permits the Administrative Agent and the Lenders to redetermine the Borrowering Base and Conforming Borrowing Base on or before June 30, 2008.

C.                                     Subject to the terms and conditions of this Agreement, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders wish to consent to defer their option to conduct the June 2008 Redetermination (as defined in Amendment No. 3) until October 31, 2008.

THEREFORE, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders hereby agree as follows:

Section 1.  Consent to Defer Redetermination.

(a)                                  The Administrative Agent and the Lenders hereby consent to defer their right to conduct the June 2008 Redetermination until October 31, 2008 and, subject to the terms of the following proviso, the June 2008 Redetermination shall occur on October 31, 2008; provided that, (i) when such June 2008 Redetermination occurs, only a Borrowing Base shall be established and such Borrowing Base shall also be the Conforming Borrowing Base, (ii) such June 2008 Redetermination must be approved by all the Lenders, and (iii) such consent is contingent upon the following: (A) a merger agreement (the “Merger Agreement”) with a counterparty reasonably satisfactory to the Administrative Agent and on terms reasonably satisfactory to the Administrative Agent shall have been executed and delivered on or before July 15, 2008, (B) a registration statement containing a preliminary proxy statement/prospectus relating to the merger (“Merger”) contemplated by the Merger Agreement shall have been filed

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with the Securities and Exchange Commission and all initial filings for any other required Governmental Approvals shall have been made or obtained on or before August 15, 2008, and (C) the shareholder vote approving the Merger occurs within forty (40) days following the mailing to Borrower’s stockholders of the proxy statement/prospectus relating to Borrower’s stockholder meeting to consider the Merger (each, a “Required Event”).  In the event that any Required Event does not occur by the respective required date, the Administrative Agent and the Lenders shall promptly thereafter redetermine the Borrowing Base (it being understood that only a single Borrowing Base shall be determined and that such Borrowing Base shall also be the Conforming Borrowing Base).

(b)                                 The express consent set forth in this Section 1 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 2.  Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Consent Effective Date as if made on as and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) other than Liens released in connection with the Subject Property, the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 3.  Conditions to Effectiveness.  This Agreement shall become effective on the Consent Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and the Lenders.

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(b)                                 After giving effect to this Agreement, no Default shall have occurred and be continuing as of the Consent Effective Date.

(c)                                  The representations and warranties in this Agreement shall be true and correct in all material respects.

(d)                                 The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.03 of the Credit Agreement.

Section 4.  Acknowledgments and Agreements.

The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(a)                                  The Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.

(b)                                 Each of the Borrower, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement are not impaired in any respect by this Agreement.

(c)                                  From and after the Consent Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as modified by this Agreement.

(d)                                 This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 5.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 6.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 7.  Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 8.  Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

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Section 9.  Entire Agreement.  This Agreement, the Credit Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures begin on the next page]

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EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION

	By:	/s/ John W. Elias

	Name:	John W. Elias

	Title:	Chairman, President & CEO

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender
and a Lender

	By:	/s/ Damien Meiburger
	Name:	Damien Meiburger
	Title:	Senior Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Stephen Lescher
	Name:	Stephen Lescher
	Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Peter Panas
Name:	Peter Panas
Title:	Director

MIZUHO CORPORATE BANK, LTD., as a
Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

THE FROST NATIONAL BANK, as a Lender

By:	/s/ Andrew Merryman
Name:	Andrew Merryman
Title:	SVP

COMPASS BANK, as a Lender

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Heather Wells Kiely
Name:	Heather Wells Kiely
Title:	Assistant Vice President

BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President